UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

FIGURE ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-40081	85-4326385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 California Street, Suite 2700 San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (628) 210-6937

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FACA	The New York Stock Exchange
Redeemable warrants, each one whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	FACA.WS	The New York Stock Exchange
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	FACA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the special meeting of stockholders of Figure Acquisition Corp. I (the “Company”) held on December 16, 2022 (the “Special Meeting”) stockholders of the Company approved (i) the second amended and restated certificate of incorporation (the “Second Amended and Restated Charter”) and (ii) an amendment to the Investment Management Trust Agreement, dated February 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) in advance of the Company’s contractual expiration date of February 23, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from February 23, 2023 to (x) August 23, 2023 or (y) such other earlier date as determined by the board of directors of the Company (the “Board”), in its sole discretion, and publicly announced by the Company (the “Amended Termination Date”).

The Company filed the Second Amended and Restated Charter with the Secretary of State of the State of Delaware on the date hereof. The foregoing descriptions of the Second Amended and Restated Charter and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 24,637,450 (77.12%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on November 14, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals (collectively, the “Proposals”) at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 18, 2022 (as supplemented from time to time, the “Proxy Statement”).

Proposal No. 1 – The Charter Amendment Proposal – to adopt the Second Amended and Restated Charter to amend the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from February 23, 2023 to the Amended Termination Date.

For	Against	Abstain
24,603,976	33,404	70

Proposal No. 2 – The Trust Amendment Proposal – to amend the Trust Agreement to change the date on which the trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering to the Amended Termination Date.

For	Against	Abstain
24,603,175	31,405	2,870

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

In connection with the vote described above, the holders of 25,944,609 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.05 per share, for an aggregate redemption amount of approximately $260.7 million.

Item 8.01 Other Events

Following the adoption of the Proposals, the Board elected December 30, 2022 as the date after which the Company will cease all operations (except for the purpose of winding up). On the date hereof, the Company issued a press release announcing that it will redeem all of the remaining shares of Class A Common Stock outstanding, effective as of December 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation

10.1	Amendment to the Investment Management Trust Agreement

99.1	Press Release dated December 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

FIGURE ACQUISITION CORP. I

By:	/s/ Thomas J. Milani
Name:	Thomas J. Milani
Title:	Chief Financial Officer